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EXHIBIT 99.10(a)

Consent of Independent Auditors


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                                                                EXHIBIT 99.10(a)

                     [LETTERHEAD OF DELOITTE & TOUCHE LLP]



CONSENT OF INDEPENDENT AUDITORS


Pacific Life Insurance Company:


We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement No. 33-88458 on Form N-4 of our report dated February 19, 1998 related to the consolidated financial statements of Pacific Life Insurance Company and subsidiaries as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, appearing in the Statement of Additional Information of Pacific One, which is a part of such Registration Statement; and to the incorporation by reference of our report dated February 6, 1998 related to the financial statements of Separate Account A of Pacific Life Insurance Company as of December 31, 1997 and for each of the two years in the period then ended appearing in the Annual Report of Separate Account A of Pacific Life Insurance Company for the year ended December 31, 1997.

We also consent to the reference to us under the heading "Financial Highlights" appearing in such Prospectus and to the reference to us under the heading "Financial Statements" appearing in such Statement of Additional Information.


/s/ DELOITTE & TOUCHE LLP

April 28, 1998